Exhibit 10.1

Summary of 2013 Terms of Employment for Named Executive Officers
Salary

Officer	Salary
F. Michael Ball, Chief Executive Officer	$1,035,000

Richard Davies, Senior Vice President, Chief Commercial Officer	450,000

Neil Ryding, Senior Vice President, Devices	470,000

Thomas E. Werner, Senior Vice President, Finance and Chief Financial Officer	467,200
The salary for each officer took effect on April 1, 2013. The 2012 salaries were included in Hospira's 2013 Proxy Statement, filed on March 29, 2013.
Annual Cash Incentive
Each officer is a participant in the Hospira Inc. 2004 Performance Incentive Plan, which is filed as Exhibit 10.4 for the Hospira, Inc. Annual Report on Form 10-K for the year ended December 31, 2010.  The plan provides for a base award equal to 2.0% of Hospira's earnings before interest, taxes, depreciation and amortization for the chief executive officer and 1.0% for the other named executive officers.  The compensation committee of Hospira's board of directors has discretion to reduce, but not increase, the award from the base award.  The committee may consider, among other factors, Hospira's adjusted net income, corporate well-being or individual performance as factors in exercising such discretion and determining actual awards payable under such plan.
Equity
Each officer is eligible to receive stock options, restricted stock units, performance based restricted stock units and performance share unit awards under the Hospira 2004 Long-Term Stock Incentive Plan, as amended which is filed as Exhibit 10.2 for the Hospira, Inc. Annual Report on Form 10-K for the year ended December 31, 2010.   Awards are made at the discretion of the compensation committee of Hospira's board of directors.
Change in Control and Severance Pay
Each officer is a party to a change-in-control agreement in the form filed with the SEC and shown as an exhibit in the exhibit list to the Annual Report on Form 10-K for the year ended December 31, 2012.
All of the named executive officers are covered by the Hospira Corporate Officer Severance Plan, which provides severance pay and benefits to corporate officers and is filed as Exhibit 10.10 for the Hospira, Inc. Annual Report on Form 10-K for the year ended December 31, 2011.
Non-qualified Deferred Compensation Plan
Each officer is eligible to participate in the Hospira Non-Qualified Savings and Investment Plan, a non-qualified deferred compensation plan, which is filed as Exhibit 10.9 for the Hospira, Inc. Annual Report on Form 10-K for the year ended December 31, 2010. A description of the above-described items is included in Hospira's proxy statement for the 2013 Annual Meeting of Shareholders.

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